Vertiv Delivers Strong Fourth Quarter and Full Year 2020
Operating Performance

•Fourth quarter net sales growth of 11.4% versus prior year fourth quarter with continuing strength in cloud, colocation and telecommunication end markets, organic sales up 9.5%. Orders up 9% compared to prior year fourth quarter.
•Fourth quarter net income of $75 million and adjusted EBITDA of $187 million, with adjusted EBITDA margin percentage increasing 160 basis points to 14.3% from prior year’s fourth quarter.
•Quarter-end liquidity of $964 million includes benefit from public warrant redemption, which bolstered liquidity and reduced net leverage to 2.8x.
•Full year 2021 guidance includes net sales in the range of $4,750 million to $4,800 million, organic net sales growth of 6.5% to 7.5% and adjusted diluted earnings per share of $1.01 to $1.06. Adjusted operating profit guidance of $565 million to $585 million, up 68% at the mid-point of guidance compared to full year 2020.

COLUMBUS, Ohio, February 24, 2021 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported strong operating and financial results for its fourth quarter and full year 2020.

Vertiv reported fourth quarter net sales of $1,306 million, 11.4% higher than the prior year quarter, and 9.5% higher on an organic basis when adjusted for foreign currency exchange rates. EMEA net sales increased 24.6% (19.2% organic) driven by colocation and cloud data center projects, services and telecom. APAC net sales increased 18.8% (14.8% organic) led by strength in data centers, telecom and wind power. Americas net sales growth of 0.6% (1.7% organic) was led by strength in telecom markets offset by lower services sales due to site access challenges. Backlog was $1.85 billion at the end of 2020, up approximately $450 million, or 32%, from year-end 2019. Net income of $75 million increased $109 million from the fourth quarter prior year driven by $51 million lower interest expense, $40 million higher gross profit driven by higher sales, and $26 million lower selling, general and administrative expenses. Fourth quarter adjusted EBITDA of $187 million increased 25.7% from the prior year quarter and adjusted EBITDA margin improved 160 basis points to 14.3%, benefiting from favorable volume impact and holding fixed costs relatively flat.

“We are pleased to report that Vertiv performed well in 2020,” said Rob Johnson, Vertiv’s Chief Executive Officer. “Our performance confirmed that our near and long-term business plans are sound; that Vertiv is positioned to create and deliver shareholder value; and that we have a clear path to accelerated growth. Not to be overlooked, we also demonstrated that the people of Vertiv around the world are extraordinary employees who blend talent with experience, focus with perseverance, and commitment with agility, all the while achieving business success even in the most challenging of times. We are so proud of the global Vertiv team.”

Johnson continued, “Our business success was shaped by and accomplished in the face of strong economic headwinds due to the continuing global pandemic, which pressured economies worldwide. It was a year that tested our business model and our ability to serve customers in an ever-changing and quickly growing digital marketplace. The Vertiv approach to business worked. We continued to deploy the Vertiv Operating System (VOS), we’ve increased velocity of our Vertiv Product Development (VPD) technology programs, all while keeping a sharp focus on costs. We are a company with solid organic growth, and we have made good progress in achieving significant margin expansion and healthy cash flow. We will remember 2020 for all the right reasons. We enabled people and businesses around the world to engage, communicate and share information. We were there to connect businesses, consumers and e-commerce, doctors and patients, families and loved ones. We will continue to be at the intersection of business, commerce and society for years to come. It’s what we do.”
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Dave Cote, Vertiv’s Executive Chairman, added, “It was only about one year ago when Vertiv first appeared on the New York Stock Exchange as a listed company, positioned as a publicly traded, global leader and provider of critical digital infrastructure and continuity solutions. During the past year, our business culture strengthened and business metrics improved, marked by achievement-oriented people and teams, innovative thinking, sharp customer focus and a commitment to value creation for our shareholders.”

Free Cash Flow and Liquidity

Net cash flow from operations in the fourth quarter was $195 million. Free cash flow was $175 million, an increase of $86 million from last year’s fourth quarter, primarily driven by $38 million higher adjusted EBITDA, $33 million lower cash interest and $29 million lower transformation-related spending, partially offset by $15 million in higher trade working capital cash usage. Liquidity at the end of the fourth quarter was $964 million, an increase of $311 million from the end of third quarter 2020, which included $157 million in cash proceeds received in the fourth quarter from the public redemption of outstanding warrants. The outstanding balance on our asset-based lending (ABL) facility was zero at the end of 2020, as a result of $100 million pay down in the fourth quarter.

First Quarter and Full Year 2021 Guidance

We are transitioning our primary financial operating metric from adjusted EBITDA to adjusted operating profit. Adjusted operating profit represents operating profit excluding the impact of intangible amortization. Additional detail and information for this transition is included in the 2020 fourth quarter and year-end earnings presentation and Exhibit 99.2 in the earnings release 8-K.

Based upon our assessment of information we know today – which could be influenced by changes to our market or supply chain dynamics pursuant to COVID-19 – we provide current first quarter and full year 2021 financial guidance as follows:

	Full Year 2021 Guidance	First Quarter 2021 Guidance
Net sales	$4,750 million to $4,800 million	$1,020 million to $1,060 million
Organic net sales growth	6.5% to 7.5%	11% to 15%
Adjusted operating profit	$565 million to $585 million	$70 million to $80 million
Adjusted operating profit margin	11.9% to 12.2%	6.9% to 7.5%
Adjusted EPS	$1.01 to $1.06	$0.09 to $0.12

Fourth Quarter and Full Year 2020 Earnings Conference Call

Vertiv’s management team will discuss the company’s results during a conference call on Wednesday, February 24, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the company’s website at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.

About Vertiv Holdings Co

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. As Architects of Continuity™, Vertiv solves the most important challenges facing today’s data centers,
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communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Non-GAAP Financial Measures

Financial information included in this news release have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as further described below, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth, adjusted EBITDA, adjusted operating profit, adjusted EPS, adjusted EBITDA margin, adjusted operating profit margin and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to first quarter and full year 2021 guidance, including organic net sales growth and free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

See “Reconciliation of GAAP and Non-GAAP Financial Measures” on Exhibits 99.1 and 99.2 of this news release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Note Concerning Forward-Looking Statements

This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during fourth quarter 2020, as well expected cost savings associated with our restructuring program. These statements constitute projections, forecasts and forward-looking statements and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The forward-looking statements contained or incorporated by reference in this news release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These
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forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this news release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the future financial performance of Vertiv; the outcome of any legal proceedings that may be instituted against Vertiv or any of its directors or officers; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; risks relating to the continued growth of Vertiv’s customers’ markets; failure to meet or anticipate technology changes; the unpredictability of Vertiv’s future operational results; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to realize the expected benefit from any rationalization and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; changes to tax law; ongoing tax audits; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; costs or liabilities associated with product liability; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; failure to realize the value of goodwill and intangible assets; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; exposure to fluctuations in foreign currency exchange rates; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; risks associated with Vertiv’s limited history of operating as an independent company; potential net losses in future periods; our ability to realize cost savings in connection with our restructuring program; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

For investor inquiries, please contact:

Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T: +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Sara Steindorf
FleishmanHillard for Vertiv
T: +1 314-982-1725
E: sara.steindorf@fleishman.com

“Source: Vertiv Holdings Co”

Category: Financial News
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Exhibit 99.1
Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended December 31, 2020	Three months ended December 31, 2019	Year ended December 31, 2020	Year ended December 31, 2019
Net sales
Net sales - products	$1,020.1	$878.1	$3,308.8	$3,356.1
Net sales - services	285.4	293.4	1,061.8	1,075.1
Net sales	1,305.5	1,171.5	4,370.6	4,431.2
Costs and expenses
Cost of sales - products	715.1	607.9	2,290.5	2,349.2
Cost of sales - services	163.2	176.4	606.4	629.0
Cost of sales	878.3	784.3	2,896.9	2,978.2
Selling, general and administrative expenses	265.5	291.8	1,008.4	1,100.8
Loss on extinguishment of debt	—	—	174.0	—
Other deductions, net	41.6	47.5	251.8	146.1
Interest expense, net	25.0	76.2	150.4	310.4
Earnings (loss) before income taxes	95.1	(28.3)	(110.9)	(104.3)
Income tax expense (benefit)	20.2	5.6	72.7	36.5
Net earnings (loss)	$74.9	$(33.9)	$(183.6)	$(140.8)

Earnings (loss) per share:
Basic	$0.23	$(0.29)	$(0.60)	$(1.19)
Diluted	$0.22	$(0.29)	$(0.60)	$(1.19)
Weighted-average shares outstanding
Basic	330,335,268	118,261,955	307,076,397	118,261,955
Diluted	345,136,798	118,261,955	307,076,397	118,261,955

Vertiv Holdings Co
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$534.6	$223.5
Accounts receivable, less allowances of $22.3 and $19.9, respectively	1,354.4	1,212.2
Inventories	446.6	401.0
Other current assets	183.2	180.7
Total current assets	2,518.8	2,017.4
Property, plant and equipment, net	427.6	428.2
Other assets:
Goodwill	607.2	605.8
Other intangible assets, net	1,302.5	1,441.6
Deferred income taxes	20.9	9.0
Other	196.8	155.4
Total other assets	2,127.4	2,211.8
Total assets	$5,073.8	$4,657.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and short-term borrowings	$22.0	$—
Accounts payable	730.5	636.8
Accrued expenses and other liabilities	901.8	867.7
Income taxes	18.8	15.2
Total current liabilities	1,673.1	1,519.7
Long-term debt, net	2,130.5	3,467.3
Deferred income taxes	116.5	124.7
Other long-term liabilities	485.4	250.5
Total liabilities	4,405.5	5,362.2
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 342,024,612 and 118,261,955 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	1,804.3	277.7
Accumulated deficit	(1,187.5)	(1,000.6)
Accumulated other comprehensive (loss) income	51.5	18.1
Total equity (deficit)	668.3	(704.8)
Total liabilities and equity	$5,073.8	$4,657.4

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(In millions)

	Three months ended December 31, 2020	Three months ended December 31, 2019	Year ended December 31, 2020	Year ended December 31, 2019
Cash flows from operating activities:
Net earnings (loss)	$74.9	$(33.9)	$(183.6)	$(140.8)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	17.4	14.4	60.3	57.1
Amortization	35.0	36.6	142.8	145.8
Deferred income taxes	6.3	(5.5)	(1.4)	(13.8)
Amortization of debt discount and issuance costs	1.5	6.7	10.5	27.9
Loss on extinguishment of debt	—	—	174.0	—
Asset impairment	(0.7)	—	21.0	—
Stock-based compensation	6.0	—	13.0	—
Tax receivable agreement	2.5	—	21.3	—
Changes in operating working capital	41.3	67.8	(60.8)	(36.4)
Other	10.3	29.5	11.8	17.7
Net cash provided by operating activities	194.5	115.6	208.9	57.5
Cash flows from investing activities:
Capital expenditures	(23.1)	(19.7)	(44.4)	(47.6)
Investments in capitalized software	(3.4)	(7.2)	(8.3)	(22.7)
Proceeds from disposition of property, plant and equipment	7.0	—	7.0	5.0
Net cash used for investing activities	(19.5)	(26.9)	(45.7)	(65.3)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility	—	110.0	324.2	491.8
Repayments of ABL revolving credit facility	(100.0)	(129.0)	(470.5)	(591.2)
Proceeds from short-term borrowings	—	—	22.0	—
Repayment of short-term borrowings	(19.4)	—	(23.2)	—
Proceeds from the issuance of 10.00% Notes	—	—	—	114.2
Borrowing on Term Loan, net of discount	—	—	2,189.0	—
Repayment on Term Loan	(5.5)	—	(16.5)	—
Repayment on Prior Term Loan	—	—	(2,070.0)	—
Repayment of Prior Notes	—	—	(1,370.0)	—
Payment of redemption premiums	—	—	(75.0)	—
Payment of debt issuance cost	—	—	(11.2)	—
Proceeds from reverse recapitalization, net	—	—	1,832.5	—
Payment to Vertiv Stockholder	—	—	(341.6)	—
Dividend payment	(3.3)	—	(3.3)	—
Proceeds from the exercise of warrants	156.5	—	156.5	—
Other financing	0.1	—	(2.2)	—
Net cash provided by (used for) financing activities	28.4	(19.0)	140.7	14.8
Effect of exchange rate changes on cash and cash equivalents	6.9	4.5	5.0	1.4
Increase (decrease) in cash, cash equivalents and restricted cash	210.3	74.2	308.9	8.4
Beginning cash, cash equivalents and restricted cash	332.3	159.5	233.7	225.3
Ending cash, cash equivalents and restricted cash	$542.6	$233.7	$542.6	$233.7
Changes in operating working capital
Accounts receivable	$(38.3)	$(2.6)	$(114.8)	$39.8
Inventories	26.0	42.3	(38.5)	85.5
Other current assets	(0.2)	(9.3)	7.8	(41.6)
Accounts payable	57.4	20.6	78.2	(140.8)
Accrued expenses and other liabilities	16.1	36.0	13.3	34.8
Income taxes	(19.7)	(19.2)	(6.8)	(14.1)
Total changes in operating working capital	$41.3	$67.8	$(60.8)	$(36.4)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement our consolidated financial statements that have been prepared in accordance with GAAP, we have included certain non-GAAP financial measures in this press release, as further defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•EBIT, which represents income (loss) from continuing operations before interest expense, income tax expense (benefit);
•EBITDA, which represents income (loss) from continuing operations before interest expense, income tax expense (benefit), and depreciation and amortization;
•Adjusted EBITDA, which represents EBITDA, adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Adjusted EBITDA margins, which represent Adjusted EBITDA divided by net sales;
•Adjusted EPS, which represents earnings per share adjusted for interest expense, income tax expense (benefit), depreciation and amortization and certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Organic sales, which represents net sales excluding the impact of foreign exchange rate fluctuations and purchase accounting; and
•Free cash flow, which represents cash flows from operating activities, less capital expenditures and investments in capitalized software, plus proceeds from disposition of plant, property and equipment.

Vertiv Holdings Co
Regional Segment Results
(In millions)

	Three months ended December 31					Year ended December 31
	2020	2019	Δ	Δ%	Organic Δ%	2020	2019	Δ	Δ%	Organic Δ%
Net Sales:
Americas	$557.2	$553.7	$3.5	0.6%	1.7%	$2,040.6	$2,229.1	$(188.5)	(8.5)%	(7.2)%
APAC	442.0	371.9	70.1	18.8%	14.8%	1,368.4	1,278.0	90.4	7.1%	7.4%
EMEA	306.3	245.9	60.4	24.6%	19.2%	961.6	924.1	37.5	4.1%	3.1%
	$1,305.5	$1,171.5	$134.0	11.4%	9.5%	$4,370.6	$4,431.2	$(60.6)	(1.4)%	(0.9)%

Adjusted EBITDA:
Americas	$150.4	$143.3	$7.1	5.0%		$550.5	$526.8	$23.7	4.5%
APAC	70.6	59.6	11.0	18.5%		225.0	206.1	18.9	9.2%
EMEA	61.1	33.6	27.5	81.8%		168.1	124.7	43.4	34.8%
Corporate (1)	(95.2)	(87.8)	(7.4)			(362.7)	(316.1)	(46.6)
	$186.9	$148.7	$38.2	25.7%		$580.9	$541.5	$39.4	7.3%

Adjusted EBITDA margins (2):
Americas	27.0%	25.9%	1.1%			27.0%	23.6%	3.4%
APAC	16.0%	16.0%	—%			16.4%	16.1%	0.3%
EMEA	19.9%	13.7%	6.2%			17.5%	13.5%	4.0%
Vertiv	14.3%	12.7%	1.6%			13.3%	12.2%	1.1%

(1)Corporate costs consist of headquarters management costs, other incentive compensation, global digital costs, and costs that support global product platform development and offering management.
(2)Adjusted EBITDA margins calculated as adjusted EBITDA divided by net sales

Vertiv Holdings Co
Sales by Product and Service Offering
(In millions)

	Three months ended December 31
	2020	2019 (1)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$304.3	$288.5	$15.8	5.5%	6.6%
Services & spares	171.6	184.3	(12.7)	(6.9)%	(5.5)%
Integrated rack solutions	81.3	80.9	0.4	0.5%	0.7%
	$557.2	$553.7	$3.5	0.6%	1.7%
Asia Pacific:
Critical infrastructure & solutions	$288.5	$227.6	$60.9	26.8%	22.4%
Services & spares	107.6	92.9	14.7	15.8%	14.1%
Integrated rack solutions	45.9	51.4	(5.5)	(10.7)%	(17.3)%
	$442.0	$371.9	$70.1	18.8%	14.8%
EMEA:
Critical infrastructure & solutions	$186.7	$131.0	$55.7	42.5%	38.5%
Services & spares	80.7	75.5	5.2	6.9%	(2.5)%
Integrated rack solutions	38.9	39.4	(0.5)	(1.3)%	(3.6)%
	$306.3	$245.9	$60.4	24.6%	19.2%
Total:
Critical infrastructure & solutions	$779.5	$647.1	$132.4	20.5%	18.6%
Services & spares	359.9	352.7	7.2	2.0%	0.3%
Integrated rack solutions	166.1	171.7	(5.6)	(3.3)%	(5.6)%
	$1,305.5	$1,171.5	$134.0	11.4%	9.5%

(1)Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended December 31, 2019, have been adjusted by $(46.7), $11.1, and $35.6, respectively, to reflect this modification.

	Year ended December 31
	2020	2019 (2)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$1,074.2	$1,225.6	$(151.4)	(12.4)%	(11.0)%
Services & spares	662.6	689.8	(27.2)	(3.9)%	(2.5)%
Integrated rack solutions	303.8	313.7	(9.9)	(3.2)%	(2.8)%
	$2,040.6	$2,229.1	$(188.5)	(8.5)%	(7.2)%
Asia Pacific:
Critical infrastructure & solutions	$853.8	$755.5	$98.3	13.0%	13.1%
Services & spares	371.1	361.1	10.0	2.8%	3.5%
Integrated rack solutions	143.5	161.4	(17.9)	(11.1)%	(10.8)%
	$1,368.4	$1,278.0	$90.4	7.1%	7.4%
EMEA:
Critical infrastructure & solutions	$529.7	$486.4	$43.3	8.9%	9.7%
Services & spares	291.1	287.2	3.9	1.4%	(3.7)%
Integrated rack solutions	140.8	150.5	(9.7)	(6.4)%	(5.0)%
	$961.6	$924.1	$37.5	4.1%	3.1%
Total:
Critical infrastructure & solutions	$2,457.7	$2,467.5	$(9.8)	(0.4)%	0.4%
Services & spares	1,324.8	1,338.1	(13.3)	(1.0)%	(1.1)%
Integrated rack solutions	588.1	625.6	(37.5)	(6.0)%	(5.4)%
	$4,370.6	$4,431.2	$(60.6)	(1.4)%	(0.9)%

(2)Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the year ended December 31, 2019, have been adjusted by $(165.1), $39.2, and $125.9, respectively, to reflect this modification.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net income (loss) for the three and twelve months ended December 31, 2020 and 2019:
Vertiv Holdings Co
Reconciliation from Net income (loss) to EBITDA and adjusted EBITDA
(In millions)

	Three months ended December 31, 2020	Three months ended December 31, 2019	Twelve months ended December 31, 2020	Twelve months ended December 31, 2019
Net income (loss)	$74.9	$(33.9)	$(183.6)	$(140.8)
Interest expense	25.0	76.2	150.4	310.4
Income tax expense	20.2	5.6	72.7	36.5
Depreciation and amortization	52.4	51.1	203.1	202.9
EBITDA	$172.5	$99.0	$242.6	$409.0
Loss on extinguishment of debt (a)	—	—	174.0	—
SPAC transaction costs (b)	—	—	21.4	—
Equity-based compensation (c)	6.0	—	13.0	—
Subtotal transaction-related adjustments	6.0	—	208.4	—
Cost to achieve operational initiatives (d)	1.9	17.2	7.1	51.8
Digital project implementation costs (e)	4.4	12.0	20.5	44.7
Transition costs (f)	2.5	0.7	8.1	16.1
Foreign currency gains (g)	—	5.2	—	(1.4)
Advisory fee (h)	—	1.3	0.5	6.2
Acquisition costs (i)	—	0.5	—	0.5
Impact of purchase accounting (j)	0.3	0.5	1.7	2.0
Loss on asset disposals (k)	—	0.2	—	0.5
Subtotal transformation-related adjustments	9.1	37.6	37.9	120.4
Restructuring reserve (l)	—	—	71.0	—
Asset impairment (m)	(0.7)	—	21.0	—
Product line rationalization (n)	—	7.7	—	7.7
Reserve for warranty item (o)	—	4.4	—	4.4
Subtotal other adjustments	(0.7)	12.1	92.0	12.1
Total adjustments	14.4	49.7	338.3	132.5
Adjusted EBITDA	$186.9	$148.7	$580.9	$541.5

Adjustments by financial statement line item:

	Three months ended December 31, 2020	Three months ended December 31, 2019	Twelve months ended December 31, 2020	Twelve months ended December 31, 2019
Net sales	$—	0.5	$—	$2.0
Cost of sales	0.2	11.1	0.5	12.1
Selling, general and administrative expenses	14.9	23.2	71.1	100.5
Loss on extinguishment of debt	—	—	174.0	—
Other deductions, net	(0.7)	14.9	92.7	17.9
Total adjustments	$14.4	$49.7	$338.3	$132.5

The following are notes to the reconciliations of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net income (loss):
a)Represents costs incurred in the refinancing and pay down of the Company’s long-term debt. Includes $99.0 million write-off of deferred financing fees and $75.0 million early redemption premium on high interest notes, for loss on extinguishment of debt of $174.0 million.
b)Represents transaction costs related to the reverse merger with GS Acquisition Holdings Corp (GSAH) which closed on February 7, 2020.
c)Represents compensation expense related to equity awards granted to certain employees and directors of the business.
d)Cost to achieve operational initiatives encompass both transformation efforts and prior restructuring program efforts, as a result of major activities designed to enhance the efficiency of a business unit, department or function. Restructuring costs relate to completion of prior programs and include expenses associated with Vertiv’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Transformation efforts primarily include third party advisory and consulting fees that relate to activities contemplated in connection with the separation from Emerson Electric (“Emerson”) in 2016 and are expected to be significantly complete by 2020. Due to the volatility of restructuring and transformation costs and because these costs were incremental and materially related to specific transformative activities after its separation from Emerson, Vertiv does not view these costs as indicative of future ongoing operations of the business.
e)Investments in global digital and IT systems to drive efficiency, speed and cost reductions. These adjustments are substantially comprised of acquiring and implementing critical information and accounting systems required post separation from Emerson. The projects for each of these initiatives span multiple years due to the significance and complexity of the activities. However, Vertiv does not believe that these costs are indicative of ongoing operations.
f)Beginning in the first quarter 2020, transition costs primarily relate to SOX implementation which is a public company cost resulting from the Reverse Merger. Historically, transition costs were primarily made up of professional fees and other costs related to establishing the business as a stand-alone company, including rebranding, following the separation from Emerson. Expenses to facilitate the separation from Emerson were incurred the first three years post separation and therefore are not indicative of future ongoing operations of the business.
g)Beginning in the first quarter 2020 and going forward, we are not adjusting for foreign currency gains and losses which were $(26.0) million and ($9.7) million during the three and twelve months ended December 31, 2020, respectively. Historically, we adjusted foreign currency gains and losses as well as losses on hedges of balance sheet exposures that did not receive deferral accounting in order to provide further clarity to trends in our business.
h)Advisory fee paid to an affiliate of Vertiv, inclusive of fees associated with specific financing arrangements. The current period amount was pro-rated for the period prior to the Reverse Merger. Such fee has not continued following the Reverse Merger.
i)Represents a charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
j)Represents the purchase accounting related to fair value adjustments to deferred revenue, inventory and rent expense on the opening balance sheets of business acquisitions. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.
k)Beginning in the first quarter 2020 and going forward, we have not adjusted for gains and losses on asset disposals.
l)Represents global restructuring charges to align our cost structure to support our margin expansion targets. The program is primarily related to headcount efficiencies, footprint optimization and other activities that will support execution of our strategic initiative to hold fixed costs constant as we grow.
m)Represents asset impairments of $8.7 million related to a certain product line in the Americas segment that was determined to be non-core as part of cost alignment activities, and capitalized software costs of

$12.3 million that were incurred due to a strategic shift related to the Company’s ERP platform that was being implemented in the Americas segment.
n)Represents the reserve for obsolete inventory related to a strategic shift.
o)Represents the warranty reserve for a specific, large unusual claim.

Vertiv Holdings Co
Reconciliation of Segment EBIT to adjusted EBITDA by region
(In millions)

(A) Segment EBIT (1)
	Three months ended December 31, 2020	Three months ended December 31, 2019	Year ended December 31, 2020	Year ended December 31, 2019
Americas	$118.7	$90.0	$396.8	$358.1
APAC	58.6	37.6	168.3	152.5
EMEA	52.8	9.6	90.5	64.8
Corporate (2)(3)	(110.0)	(89.3)	(616.1)	(369.3)
Earnings (loss) before interest and taxes	$120.1	$47.9	$39.5	$206.1
Interest expense, net	(25.0)	(76.2)	(150.4)	(310.4)
Income (loss) before taxes	$95.1	$(28.3)	$(110.9)	$(104.3)

(B) Depreciation and Amortization
Americas	$29.2	$30.8	$118.4	$122.2
APAC	9.9	8.6	35.5	34.8
EMEA	6.9	6.3	24.8	24.0
Corporate	6.4	5.3	24.4	21.9
Total	$52.4	$51.0	$203.1	$202.9

(C) EBITDA Adjustments (3)
Americas	$2.5	$27.8	$35.3	$46.5
APAC	2.1	17.1	21.2	18.8
EMEA	1.4	19.7	52.8	35.9
Corporate	8.4	(14.9)	229.0	31.3
Total	$14.4	$49.7	$338.3	$132.5

(A) + (B) + (C) = Adjusted EBITDA
Americas	$150.4	$143.3	$550.5	$526.8
APAC	70.6	59.6	225.0	206.1
EMEA	61.1	33.6	168.1	124.7
Corporate	(95.2)	(87.8)	(362.7)	(316.1)
Total	$186.9	$148.7	$580.9	$541.5

(1)Per Note 14 – Segment Information, in Vertiv’s Consolidated Financial Statements
(2)Corporate costs consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management.
(3)Reclassifications to reflect changes in how certain costs are allocated between reportable business segments and Corporate have been made that do not impact any of the totals above. Going forward, prior period presentation of segment results will be recast to reflect these reclassifications.

Vertiv Holdings Co
Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow
(In millions)

	Three months ended December 31, 2020	Three months ended December 31, 2019	Year ended December 31, 2020	Year ended December 31, 2019
Net cash provided by (used for) operating activities	$194.5	$115.6	$208.9	$57.5
Capital expenditures	(23.1)	(19.7)	(44.4)	(47.6)
Investments in capitalized software	(3.4)	(7.2)	(8.3)	(22.7)
Proceeds from disposition of PP&E	7.0	—	7.0	5.0
Free cash flow	$175.0	$88.7	$163.2	$(7.8)

Vertiv Holdings Co
Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS
(In millions)

Three months ended December 31, 2020
	Net Sales	Gross margin less SG&A	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	EBITDA (2)
GAAP	$1,305.5	$161.7	$41.6	$25.0	$20.2	$74.9	$0.23	$172.5
EBITDA adjustments (3)	—	15.1	(0.7)	—	—	14.4	0.04	14.4
Intangible amortization	—	—	31.6	—	—	31.6	0.10	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.04)	n/a
Non-GAAP Adjusted	$1,305.5	$176.8	$10.7	$25.0	$20.2	$120.9	$0.33	$186.9

(1)GAAP Diluted EPS based on 330.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 362.0 million diluted shares (includes 330.3 million shares outstanding, 25.0 million potential dilutive warrants and 6.7 million potential dilutive stock options and restricted stock units).
(2)EBITDA of $172.5M is calculated as: net earnings of $74.9M, plus interest expense of $25.0M, less income tax expense of $20.2M, plus depreciation and amortization of $52.4M.
(3)Includes one-time transformational investments of $9.1M and non-cash equity compensation of $6.0M.

Three months ended December 31, 2019
	Net Sales	Gross margin less SG&A	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	EBITDA (2)
GAAP	$1,171.5	$95.4	$47.5	$76.2	$5.6	$(33.9)	$(0.29)	$99.0
EBITDA adjustments	0.5	34.8	14.9	—	—	49.7	0.42	49.7
Intangible amortization	—	—	32.5	—	—	32.5	0.27	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.27)	n/a
Non-GAAP Adjusted	$1,172.0	$130.2	$0.1	$76.2	$5.6	$48.3	$0.13	$148.7

(1)GAAP Diluted EPS based on 118.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 362.0 million diluted shares (includes 330.3 million shares outstanding, 25.0 million potential dilutive warrants and 6.7 million potential dilutive stock options and restricted stock units). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.
(2)EBITDA of $99.0M is calculated as: net loss of $33.9M, plus interest expense of $76.2M, less income tax expense of $5.6M, plus depreciation and amortization of $51.1M.

Year ended December 31, 2020
	Net Sales	Gross margin less SG&A	Loss on Debt & Other Deductions	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	EBITDA (2)
GAAP	$4,370.6	$465.3	$425.8	$150.4	$72.7	$(183.6)	$(0.60)	$242.6
EBITDA adjustments (3)	—	50.2	0.7	—	—	50.9	0.17	50.9
Loss on extinguishment of debt(4)	—	—	174.0	—	—	174.0	0.57	174.0
Restructuring reserve	—	—	71.0	—	—	71.0	0.23	71.0
SPAC transaction costs (5)	—	21.4	—	—	—	21.4	0.07	21.4
Asset impairment	—	—	21.0	—	—	21.0	0.07	21.0
Intangible amortization	—	—	128.7	—	—	128.7	0.42	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.15)	n/a
Non-GAAP Adjusted	$4,370.6	$536.9	$30.4	$150.4	$72.7	$283.4	$0.78	$580.9

(1)GAAP Diluted EPS based on 307.1 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 362.0 million diluted shares (includes shares outstanding of 330.3 million, 25.0 million potential dilutive warrants and 6.7 million potential dilutive stock options and restricted stock units). While warrants and stock options were anti-dilutive for the twelve-month period, we believe that this presentation facilitates a more comprehensive view due to the impact of the reverse merger.
(2)EBITDA of $242.6M is calculated as: net loss of $183.6M plus interest expense of $150.4M, plus income tax expense of $72.7M, plus depreciation and amortization of $203.1M.
(3)Includes one-time transformational investments of $37.9M and non-cash equity compensation of $13.0M.
(4)Includes $99.0M non-cash write-off of deferred financing fees and $75.0M early redemption premium on high interest notes.
(5)One-time costs related to execution of the business combination with GSAH.

Year ended December 31, 2019
	Net Sales	Gross margin less SG&A	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	EBITDA(2)
GAAP	$4,431.2	$352.2	$146.1	$310.4	$36.5	$(140.8)	$(1.19)	$409.0
EBITDA adjustments	2.0	114.6	17.9	—	—	132.5	1.12	132.5
Intangible amortization	—	—	129.2	—	—	129.2	1.09	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.69)	n/a
Non-GAAP Adjusted	$4,433.2	$466.8	$(1.0)	$310.4	$36.5	$120.9	$0.33	$541.5

(1)GAAP Diluted EPS based on 118.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 362.0 million diluted shares (includes shares outstanding of 330.3 million, 25.0 million potential dilutive warrants and 6.7 million potential dilutive stock options and restricted stock units). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.
(2)EBITDA of $409.0M is calculated as: net loss of $140.8M plus interest expense of $310.4M, plus income tax expense of $36.5M, plus depreciation and amortization of $202.9M.